Exhibit 10.30

SECOND AMENDMENT

TO THE

CAREMARK RX, INC. 1995 STOCK OPTION PLAN

(FORMERLY THE AMENDED & RESTATED MEDPARTNERS, INC.

1995 STOCK OPTION PLAN)

This Second Amendment to the Caremark Rx, Inc. 1995 Stock Option Plan (formerly the Amended & Restated Medpartners, Inc. 1995 Stock Option Plan) (the “Plan”) to be effective as of January 12, 2001.

WITNESSETH:

WHEREAS, Caremark Rx, Inc. (the “Company”) currently sponsors and maintains the Caremark Rx, Inc. 1995 Stock Option Plan (formerly the Amended & Restated Medpartners, Inc. 1995 Stock Option Plan) (the “Plan”); and

WHEREAS, Section 11 of the Plan grants the Compensation Committee of the Board the power at any time to amend the Plan, and the Compensation Committee now wishes to amend the Plan to modify the vesting provisions for options granted under the Plan on and after January 12, 2001;

NOW, THEREFORE, the Plan is hereby amended as indicated below:

1.

Section 6.4 of the Plan is amended effective as of January 12, 2001, to read as follows:

6.4 Vesting of Options. Except as set forth by the Committee in the applicable Option Agreement, Options granted pursuant to the Plan shall vest as follows:

(a) 34% of the Options shall vest on the Grant Date;

(b) 33% of the Options granted shall vest on each of the first anniversary and second anniversary of the Grant Date; provided, however, that for Options granted prior to January 12, 2001, if during

Second Amendment to the

Caremark Rx, Inc. 1995 Stock Option Plan

the first year after the Grant Date, the stock price of the Common Stock closes at or above $12.00 (or such other price as determined by the Committee and set forth in the applicable Option Agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the first anniversary of the Grant Date shall vest immediately at the end of such 20th day, and provided, however, that for Options granted prior to January 12, 2001, if during the second year after the Grant Date, the stock price of the Common Stock closes at or above $18.00 (or such other price as determined by the Committee and set forth in the applicable Option Agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the second anniversary of the Grant Date shall vest immediately at the end of such 20th day.

2.

The name of the Plan is changed effective as of January 12, 2001 from the Amended & Restated Medpartners, Inc. 1995 Stock Option Plan to the Caremark Rx, Inc. 1995 Stock Option Plan. All references in any Company documents to the Amended & Restated Medpartners, Inc. 1995 Stock Option Plan shall, after January 12, 2001, be a reference to the Caremark Rx, Inc. 1995 Stock Option Plan.

3.

All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

Approved by the Board of Directors

by resolutions on January 12, 2001.

Second Amendment to the

Caremark Rx, Inc. 1995 Stock Option Plan